Contract Schedule

Owner:                                                                        [John Doe]                                                                             Contract Number:                                                        [??687456]
Owner's Age                    Issue Date: [04/15/10]
and gender: [35 Male] Maximum Issue Age: [80]
[Joint Owner:                                                          [Jane Doe]]                                                                              Annuitant: [John Doe]
[Joint Owner's Age                                                                                                                                                  Annuitant's Age
and gender: [35 Female]] and gender:                                                               [35 Male]
Determining Life (Lives):                                   [John Doe]
                                                                                      [Jane Doe]

Purchase Payments
Interim Fund(s): [AZL Government Money Market Fund]
Initial Purchase Payment: $[10,000.00]
Minimum Additional Purchase Payment: $[50.00]
Maximum Total Purchase Payments:	$[1 million; higher amounts may be accepted with our approval, on a non-discriminatory basis]

Variable Account: [Allianz Life Variable Account B]

Contract Charges
Product Fee: [1.25]%
Contract Maintenance Charge: $[50.00] each Contract Year
Entire Contract Value:	Equals the sum of the Contract Value of each [Allianz Index Advantage IncomeSM Variable Annuity] contract
Contract Maintenance Charge Waiver Minimum:	$[100,000.00]

Withdrawals
Minimum Partial Withdrawal: $[100.00]
Minimum Required Value: $[2,000.00]
Free Withdrawal Amount: [10]% of total Purchase Payments

Withdrawal Charge Percentages Table

Number of Complete Years Since Receipt of Purchase Payment	Charge
		[0	8.50%
		1	8.00%
		2	7.00%
		3	6.00%
		4	5.00%
		5	4.00%
6 years or more	0%]

Annuity Payments
Scheduled Annuity Date:	The first Index Anniversary on or after the later of the Annuitant's 90th birthday or the tenth Contract Anniversary
Minimum Annuity Payment: $[100.00]
Annuity Mortality Table:	[2012 Individual Annuity Reserve Table]
Minimum Annual Annuity Payment Rate:	[0.10]%

S40875-IAI [3] [Admin Tracking Number]

Contract Schedule continued from the previous page

Guaranteed Purchase Rate Tables
The tables below are examples of Guaranteed Purchase Rates for a representative set of ages in certain calendar years.  Guaranteed Purchase Rates are based on the Annuity Mortality Table and Minimum Annual Annuity Payment Rate shown in the Annuity Payments section of the Contract Schedule.  Guaranteed Purchase Rates will vary by Age on Annuity Date, annuity option, and the calendar year in which Annuity Payments begin.

The Guaranteed Purchase Rates shown below are only applicable if Annuity Payments begin for the designated Age on Annuity Date in the designated calendar year.

Guaranteed Purchase Rates change based on the calendar year in which annuitization occurs.
OPTION 1: LIFE ANNUITY
Monthly installments per $1,000 payable while the Annuitant is living
	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant
[60	$[2.91	2.76	2.83	2.70	2.76	2.65
70	4.26	3.97	4.11	3.86	3.98	3.76
80]	7.26	6.58	6.95	6.36	6.68	6.16]

OPTION 2: LIFE ANNUITY WITH A GUARANTEED PERIOD - Male Annuitant
Monthly installments per $1,000, payable for the
guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Guaranteed Period		Guaranteed Period		Guaranteed Period
	10 years	20 years	10 years	20 years	10 years	20 years
[60	$[2.89	2.78	2.81	2.72	2.74	2.67
70	4.14	3.63	4.01	3.58	3.89	3.53
80]	6.26	4.15	6.12	4.14	5.98	4.13]

OPTION 2: LIFE ANNUITY WITH A GUARANTEED PERIOD - Female Annuitant
Monthly installments per $1,000, payable for the
guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Guaranteed Period		Guaranteed Period		Guaranteed Period
	10 years	20 years	10 years	20 years	10 years	20 years
[60	$[2.75	2.67	2.69	2.62	2.63	2.58
70	3.88	3.50	3.78	3.45	3.70	3.41
80]	5.87	4.11	5.75	4.10	5.64	4.09]
S40875-IAI [3A] [Admin Tracking Number]

Contract Schedule continued from the previous page

OPTION 3: JOINT AND SURVIVOR ANNUITY
Monthly installments per $1,000, payable while either annuitant is living
Age of Annuitant on Annuity Date	Guaranteed Rates for [2025]			Guaranteed Rates for [2035]			Guaranteed Rates for [2045]
	Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date
	[60	70	80	60	70	80	60	70	80]
[60	$[2.35	2.60	2.72	2.31	2.56	2.66	2.28	2.51	2.61
70	2.60	3.25	3.73	2.56	3.18	3.64	2.51	3.12	3.55
80]	2.72	3.73	5.09	2.66	3.64	4.96	2.61	3.55	4.84]

OPTION 4: JOINT AND SURVIVOR WITH A GUARANTEED PERIOD
Monthly installments per $1,000, payable for a guaranteed period and thereafter while both Annuitants are living. 10 year guaranteed period.

Age of Annuitant on Annuity Date	Guaranteed Rates for [2025]			Guaranteed Rates for [2035]			Guaranteed Rates for [2045]
	Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date
	[60	70	80	60	70	80	60	70	80]
[60	$[2.35	2.60	2.70	2.31	2.55	2.64	2.28	2.51	2.59
70	2.60	3.24	3.68	2.55	3.18	3.60	2.51	3.12	3.52
80]	2.71	3.70	4.95	2.65	3.62	4.84	2.60	3.54	4.74]

OPTION 5: REFUND LIFE ANNUITY
Monthly installments per $1,000 payable while the Annuitant is living
	Guaranteed Rates for [2025]		Guaranteed Rates for [2035]		Guaranteed Rates for [2045]
Age of Annuitant on Annuity Date	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant
[60	$[2.22	2.14	2.19	2.12	2.17	2.11
70	2.86	2.73	2.82	2.71	2.79	2.69
80]	3.92	3.70	3.87	3.66	3.82	3.63]

S40875-IAI [3A] [Admin Tracking Number]

Index Options Contract Schedule

Owner: [John Doe]                                                                                                                                  Contract Number:                                                       [??687456]
Owner's Age Issue Date: [04/15/10]
and gender:[35 Male]                                           Annuitant:  [John Doe]
[Joint Owner:[Jane Doe]]                                                                                                                     Annuitant's Age
[Joint Owner's and gender:                                                                   [35 Male]
Age and gender:[35 Female]]

Alternate Minimum Value
AMV Factor: [87.50]%
AMB Factor: [87.50]%
Alternate Interest Rate: [1.00]%

Allocation Guidelines:
[1. Currently, you can select up to [4] of the Index Protection Strategy with Declared Protection Strategy Credit Index Options.
2. Currently, you can select up to [4] of the Index Protection Strategy with Cap Index Options.
3. Currently, you can select up to [4] of the Index Performance Strategy Index Options.
4. Currently, you can select up to [4] of the Index Guard Strategy Index Options.
5. Currently, you can select up to [4] of the Index Precision Strategy Index Options.
6. Allocations must be made in whole percentages.]

Index Options:

[Part [A] Index Option Rider(s):]
[Index Performance Strategy Index Options
Index	Buffer for all Index Years	Minimum Cap for all Index Years
[S&P 500® Index	[10.00]%	[3.00]%]
[Nasdaq-100® Index	[10.00]%	[3.00]%]
[Russell 2000® Index	[10.00]%	[3.00]%]
[EURO STOXX 50®	[10.00]%	[3.00]%]]
[Index Guard Strategy Index Options
Index	Floor for all Index Years	Minimum Cap for all Index Years
[S&P 500® Index	[-10.00]%	[3.00]%]
[Nasdaq-100® Index	[-10.00]%	[3.00]%]
[Russell 2000® Index	[-10.00]%	[3.00]%]
[EURO STOXX 50®	[-10.00]%	[3.00]%]]

S40877-IAI-CM01                                                                           [Admin Tracking Identifier]

Index Options Contract Schedule continued from the previous page

[Index Precision Strategy Index Options
Index	Buffer for all Index Years	Minimum Precision Rate for all Index Years
[S&P 500® Index	[10.00]%	[3.00]%]
[Nasdaq-100® Index	[10.00]%	[3.00]%]
[Russell 2000® Index	[10.00]%	[3.00]%]
[EURO STOXX 50®	[10.00]%	[3.00]%]]

[Part [B] Index Option Rider(s):]
[Index Protection Strategy with Declared Protection Strategy
 Credit Index Options
Index	Minimum Declared Protection Strategy Credit for all Index Years
[S&P 500® Index	[0.50]%]
[Nasdaq-100® Index	[0.50]%]
[Russell 2000® Index	[0.50]%]
[EURO STOXX 50®	[0.50]%]]

[Index Protection Strategy with Cap Index Options
Index	Minimum Cap for all Index Years
[S&P 500® Index	[0.50]%]
[Nasdaq-100® Index	[0.50]%]
[Russell 2000® Index	[0.50]%]
[EURO STOXX 50®	[0.50]%]]

S40877-IAI-CM01                                                                           [Admin Tracking Identifier]